                                                                  EXHIBIT (j)(2)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We  hereby  consent  to the  incorporation  by  reference  in this  Registration
Statement  on  Form  N-1A of our  report  dated  May 1,  2006,  relating  to the financial  statements  and financial  highlights  which appears in the March 31,
2006 Annual  Report to  Shareholders  of the Mason Street Small Cap Growth Stock
Fund and Mason Street  Aggressive Growth Stock Fund, which are also incorporated by reference into the Registration  Statement.  We also consent to the reference to us under the heading "Financial Statements" in such Registration Statement.

/s/ PricwaterhouseCoopers LLP
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PRICEWATERHOUSECOOPERS LLP

Milwaukee, Wisconsin
September 24, 2007